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                   RUSKIN, MOSCOU, EVANS & FALTISCHEK, P.C.
                             170 Old Country Road
                           Mineola, New York 11501
                                (516) 663-6600





                                                              February 18, 1998



Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

                  Re:      Harvey Electronics, Inc.

Dear Sir or Madam:

                  We have acted as counsel to Harvey Electronics, Inc., a New York corporation (the "Company"), in connection with its filing of a Registration Statement (Registration No. 333-42121) (the "Registration Statement") on Form SB-2 with respect to (i) 950,000 shares (the "Common Shares") of Common Stock, $.01 par value of the Company, (ii) 1,450,000 shares of Redeemable Common Stock Purchase Warrants (the "Warrants") to a group of underwriters represented by The Thornwater Company, L.P. (the "Representative"); and (iii) 142,500 additional Common Shares and 217,500 additional Warrants to be issued and sold upon exercise of an over-allotment option (the "Over-Allotment Option") granted to the Representative. In the event the Representative exercises the Over-Allotment Option, all the additional Warrants will be sold by the Company and, as to the Common Shares, the first 42,500 Common Shares will be sold by the Company, and the balance of 100,000 Common Shares will be sold by the Selling Shareholder. Unless otherwise defined herein, all capitalized terms used herein and not expressly defined shall have the meaning given to them in the Registration Statement.

                  As counsel to the Company, we have examined the Certificate of Incorporation, as restated and amended to date, and By-Laws, as amended to date, and other corporate records of the Company, and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth.

                  In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us.



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February 18, 1998
Page 2


                  Based solely upon and subject to the foregoing, we are of the opinion that the Common Shares and Warrants have been duly and validly authorized and, when issued and paid for, will be duly and validly issued, fully paid, and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of said Registration Statement.

                                                     Very truly yours,


                                                     /s/
                                                     -------------------------
                                                     RUSKIN, MOSCOU, EVANS
                                                     & FALTISCHEK, P.C.

PR/sk